Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333- 259610) of BrainsWay Ltd. and in the related Prospectus of our report dated March 28, 2024, with respect to the consolidated financial statements of BrainsWay Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2023.

/s/ Kost Forer Gabbay & Kasierer

KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel

March 28, 2024